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                                                                    EXHIBIT 23.8


                           CONSENT OF KING & SPALDING


         We consent to the reference to us in the prospectus constituting a part of this Registration Statement on Form S-4 under the caption "Legal Matters." In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/  KING & SPALDING

                                             King & Spalding



Houston, Texas
November 30, 2001